Exhibit 10.15

SOLO BRANDS, INC.

2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of Solo Brands, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the shares of Restricted Stock described in this Grant Notice (the “Restricted Shares”), subject to the terms and conditions of the Plan and the Restricted Stock Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of Restricted Shares:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual grant notices]

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

SOLO BRANDS, INC.	PARTICIPANT

By:
Name:	[Participant Name]
Title:

Exhibit A

RESTRICTED STOCK AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1 Issuance of Restricted Shares. The Company will issue the Restricted Shares to Participant effective as of the grant date set forth in the Grant Notice and will cause (a) a stock certificate or certificates representing the Restricted Shares to be registered in Participant’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.

1.2 Incorporation of Terms of Plan. The Restricted Shares are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

VESTING, FORFEITURE AND ESCROW

2.1 Vesting. The Restricted Shares will become vested Shares (the “Vested Shares”) according to the vesting schedule in the Grant Notice except that any fraction of a Share that would otherwise become a Vested Share will be accumulated and will become a Vested Share only when a whole Vested Share has accumulated.

2.2 Forfeiture. In the event of Participant’s Termination of Service for any reason, Participant will immediately and automatically forfeit to the Company any Shares that are not Vested Shares (the “Unvested Shares”) at the time of Participant’s Termination of Service, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company, including the Grant Notice. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Participant will have no further rights with respect to the Unvested Shares.

2.3 Escrow.

(a) Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this Award, Participant appoints the Company and its authorized representatives as Participant’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares (and Retained Distributions (as defined below), if any, paid on such forfeited Unvested Shares) to the Company as may be required pursuant to the Plan or this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.

(b) All cash dividends and other distributions made or declared with respect to Unvested Shares (“Retained Distributions”) will be held by the Company until the time (if ever) when the Unvested Shares to which such Retained Distributions relate become Vested Shares. The Company will establish a separate Retained Distribution bookkeeping account (“Retained Distribution Account”) for each Unvested Share with respect to which Retained Distributions have been made or declared in cash and credit the Retained Distribution Account (without interest) on the date of payment with the amount of such cash made or declared with respect to the Unvested Share. Retained Distributions (including any Retained Distribution Account balance) will immediately and automatically be forfeited upon forfeiture of the Unvested Share with respect to which the Retained Distributions were paid or declared.

(c) As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will (i) cause the certificate (or a new certificate without the legend required by this Agreement, if Participant so requests) representing the Share to be delivered to Participant or, if the Share is held in book-entry form, cause the notations indicating the Share is subject to the restrictions of this Agreement to be removed and (ii) pay to Participant the Retained Distributions relating to the Share.

2.4 Rights as Stockholder. Except as otherwise provided in this Agreement or the Plan, upon issuance of the Restricted Shares by the Company, Participant will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Restricted Shares and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code with respect to the Restricted Shares, Participant will deliver a copy of the election to the Company promptly after filing the election with the Internal Revenue Service.

3.3 Tax Withholding.

(a) The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Restricted Shares as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company reduce the amount of such withholding taxes from other compensation payable to Participant or retain Shares otherwise deliverable under the Award. The Company shall not be obligated to release Unvested Shares that become Vested Shares from escrow to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of the Restricted Shares or any other taxable event related thereto.

(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Participant’s tax liability.

3.4 Broker-Assisted Sales. In the event any tax withholding obligation arising in connection with the Restricted Shares will be satisfied under Section 9.5(c) of the Plan, then the Company may elect to instruct any broker acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then released from restriction upon the vesting of the Restricted Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or Subsidiary thereof with respect to which the withholding obligation arises. Participant’s acceptance of these Restricted Shares constitutes Participant’s instruction and authorization to the Company and such broker to complete the transactions described in this Section 3.4, including the transactions described in the previous sentence, as applicable. In the event of any broker-assisted sale of Shares in connection with the payment of tax withholdings: (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation occurs or arises, or as soon thereafter as reasonably practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its applicable Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable withholding obligation.

ARTICLE IV.

RESTRICTIVE LEGENDS AND TRANSFERABILITY

4.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

4.2 Legends. Any certificate representing a Restricted Share will bear the following legend until the Restricted Share becomes a Vested Share:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.3 Transferability. The Restricted Shares and any Retained Distributions are subject to the restrictions on transfer in the Plan and may not be sold, assigned or transferred in any manner unless and until the Unvested Shares become Vested Shares. Any attempted transfer or disposition of Unvested Shares or related Retained Distributions prior to the time the Unvested Shares become Vested Shares will be null and void. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

ARTICLE V.

OTHER PROVISIONS

5.1 Adjustments. Upon the occurrence of certain events provided in Article VIII of the Plan, Participant acknowledges that the Restricted Shares are subject to adjustment, modification and termination.

5.2 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.4 Governing Law. The Restricted Shares, Grant Notice and this Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

5.5 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

5.6 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.8 Section 409A. The Restricted Shares are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Restricted Shares (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Restricted Shares either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.9 Claw-back Provisions. The Restricted Shares (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or vesting of the Restricted Shares or the resale of any Shares that become Vested Shares) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

5.10 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.11 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.12 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award.

5.13 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.14 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, “.pdf” format, scanned pages or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

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